BIOMEDICAL TECHNOLOGY SOLUTIONS HOLDINGS, INC.

INDEX TO FINANCIAL STATEMENTS

PAGE

Report of Independent Registered Public Accounting Firm

F -3

Consolidated Balance Sheets at December 31, 2007 and 2006

F - 4

Consolidated Statements of Operations for the Years Ended

December 31, 2007 and 2006

F - 5

Consolidated Statement of Changes in Shareholders' Equity

for the Period from January 1, 2006    through December 31, 2007

F - 6

Consolidated Statements of Cash Flows for the Years Ended

December 31, 2007 and 2006

F - 7

Notes to Consolidated Financial Statements

F - 8

Unaudited Condensed Consolidated Balance Sheet at June 30, 2008

F - 21

Condensed Consolidated Statements of Operations for the

Six Month Ended June 30, 2008 and 2007

F - 22

Condensed Consolidated Statements of Cash Flows for the

Six Month Ended June 30, 2008 and 2007

F - 23

Notes To Unaudited Condensed Consolidated Financial Statements

F - 24

Unaudited Pro Forma Condensed Combined Financial Information

F - 31

Unaudited Pro Forma Balance Sheet as at December 31, 2007

F - 32

Unaudited Pro Forma Income Statement for the Period Ended

  December 31, 2007

F - 33

Unaudited Pro Forma Balance Sheet As At June 30, 2008

F - 34

Unaudited Pro Forma Income Statement For the Six Months

   Ended June 30, 2008

F - 35

Notes to Unaudited Pro Forma Financial Information

F - 36

BIOMEDICAL TECHNOLOGY SOLUTIONS, INC.

1.  Report of Independent Registered Public Accounting Firm

2.  Consolidated Balance Sheets at December 31, 2007 and 2006

3.  Consolidated Statements of Operations for the Years Ended

    December 31, 2007 and 2006

4.  Consolidated Statement of Changes in Shareholders' Equity for the Period     from January 1, 2006    through December 31, 2007

5.  Consolidated Statements of Cash Flows for the Years Ended December 31,     2007 and 2006

6.  Notes to Consolidated Financial Statements

         REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Biomedical Technology Solutions, Inc.

We have audited the accompanying consolidated balance sheets of Biomedical Technology Solutions, Inc. as of December 31, 2007 and 2006, and the related consolidated statements of operations, changes in shareholders equity, and cash flows for the years ended December 31, 2007 and 2006.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over consolidated financial reporting.  Our audit included consideration of internal control over consolidated financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over consolidated financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Biomedical Technology Solutions, Inc. as of December 31, 2007 and 2006, and the consolidated results of their operations and their cash flows for the years ended December 31, 2007 and 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ Cordovano and Honeck LLP

Cordovano and Honeck LLP

Englewood, Colorado

April 18, 2008

                    BIOMEDICAL TECHNOLOGY SOLUTIONS, INC.

                          Consolidated Balance Sheets

                                                        December 31,

                                                    2007           2006

                                                 -----------    -----------

              Assets

Current assets:

 Cash .........................................  $    52,831    $    71,388

 Trade accounts receivable, net of allowance

  for doubtful accounts .......................       32,186         13,084

 Inventory, at cost (Note 4) ..................      330,927        364,423

 Prepaid expenses and other ...................       24,210         15,183

                                                 -----------    -----------

     Total current assets .....................      440,154        464,078

Property and equipment, net of accumulated

 depreciation (Note 4) ........................       88,819        118,851

Others assets:

 Intangible assets, net of accumulated

  amortization (Note 4) .......................      287,076        176,523

 Other, net ...................................        5,000          5,000

                                                 -----------    -----------

                                                 $   821,049    $   764,452

                                                 ===========    ===========

              Liabilities and Shareholders' Equity

Current liabilities:

 Accounts and notes payable:

  Accounts payable ............................  $   123,388    $    83,147

  Note payable (Note 4) .......................      100,000           -

  Other current liabilities:

   Accrued payroll and other liabilities

    (Note 4) ..................................       59,713         13,362

   Deferred revenue ...........................       28,222         21,378

                                                 -----------    -----------

     Total current liabilities ................      311,323        117,887

                                                 -----------    -----------

Shareholders' equity (Note 7):

 Common stock, no par value, authorized

  40,000,000 shares, 8,870,000 and 8,475,000

  issued and outstanding ......................    2,877,500      1,950,000

 Additional paid-in capital ...................      466,932        200,123

 Accumulated deficit ..........................   (2,834,706)    (1,503,558)

                                                 -----------    -----------

     Total shareholders' equity ...............      509,726        646,565

                                                 -----------    -----------

                                                 $   821,049    $   764,452

                                                 ===========    ===========

See accompanying notes to consolidated financial statements.

                    BIOMEDICAL TECHNOLOGY SOLUTIONS, INC.

                     Consolidated Statements of Operations

                                                  Years Ended December 31,

                                                 --------------------------

                                                    2007           2006

                                                 -----------    -----------

Net sales .....................................  $   326,935    $   172,677

Cost of goods sold ............................      154,498         85,878

                                                 -----------    -----------

     Gross profit .............................      172,437         86,799

                                                 -----------    -----------

Operating expenses:

 Selling, general and administrative expenses

  (Note 5) ....................................    1,408,734      1,136,080

 Research and development expenses ............       93,322        202,066

                                                 -----------    -----------

     Total operating expenses .................    1,502,056      1,338,146

                                                 -----------    -----------

     Loss before non-operating income and

      expense and income taxes ................   (1,329,619)    (1,251,347)

Non-operating income and (expense):

 Nonoperating income ..........................        2,000            245

 Interest income ..............................        4,847         15,458

 Interest expense .............................       (8,375)          -

                                                 -----------    -----------

     Loss before income taxes .................   (1,331,147)    (1,235,644)

 Income tax provision (Note 6) ................         -              -

                                                 -----------    -----------

     Net loss .................................  $(1,331,147)   $(1,235,644)

                                                 ===========    ===========

Basic and diluted loss per share ..............  $     (0.15)   $     (0.15)

                                                 ===========    ===========

Weighted average common shares outstanding         8,818,077      8,012,179

                                                 ===========    ===========

See accompanying notes to consolidated financial statements.

                    BIOMEDICAL TECHNOLOGY SOLUTIONS, INC.

           Consolidated Statement of Changes in Shareholders' Equity

                            Preferred Stock        Common Stock       Additional

                            ---------------   ----------------------    Paid-in   Accumulated

                            Shares  Amount     Shares      Amount       Capital     Deficit         Total

                            ------  ------    ---------  -----------  ----------  ------------  ------------

Balance at

 January 1, 2006 ..........    -      -       7,175,000  $  650,000   $   -       $  (267,915)  $   382,085

 Sale of common stock

 in private offering

 (Note 7) .................    -      -       1,350,000   1,350,000       -              -        1,350,000

Stock redemption (Note 7) .    -      -         (50,000)    (50,000)      -              -          (50,000)

Debt forgiveness (Note 3) .    -      -            -           -       150,000           -          150,000

Stock-based compensation

 (Note 7) .................    -      -            -           -        50,123           -           50,123

Net loss ..................    -      -            -           -          -        (1,235,644)   (1,235,644)

                            ------  ------    ---------  -----------  ---------   -----------   -----------

Balance at

 December 31, 2006 ........    -      -       8,745,000    1,950,000    200,123    (1,503,559)      646,564

Debt conversion (Note 3) ..    -      -         100,000      150,000       -             -          150,000

 Sale of common stock

 in private offering

 (Note 7) .................    -      -         445,000      890,000       -             -          890,000

Stock redemption (Note 7) .    -      -        (112,500)    (112,500)      -             -         (112,500)

Return of common stock

 (Note 7) .................    -      -         (37,500)        -          -             -             -

Stock-based compensation

 (Note 7) .................    -      -            -            -       266,809          -          266,809

Net loss ..................    -      -            -            -          -       (1,331,147)   (1,331,147)

                            ------  ------    ---------  -----------  ---------   -----------   -----------

Balance at

 December 31, 2007 ........    -      -       8,870,000  $ 2,877,500  $ 466,932   $(2,834,706)  $   509,726

                            ======  ======    =========  ===========  =========   ===========   ===========

See accompanying notes to consolidated financial statements.

                BIOMEDICAL TECHNOLOGY SOLUTIONS, INC.

                    Consolidated Statements of Cash Flows

                                                  Years Ended December 31,

                                                 --------------------------

                                                    2007           2006

                                                 -----------    -----------

Cash flows from operating activities:

 Net loss .....................................  $(1,331,148)   $(1,235,644)

 Adjustments to reconcile net loss to net

  cash used by operating activities:

   Depreciation and amortization ..............       74,030         48,157

   Stock based compensation expense ...........      266,809         50,123

   Changes in operating assets and liabilities:

    Increase in accounts receivable ...........      (19,101)       (13,085)

    Increase in prepaid expenses and other

     current assets ...........................       (9,028)       (17,098)

    Decrease (increase) in inventories ........       33,496       (344,423)

    Increase in accounts payable ..............       36,460         43,254

    Increase in accrued expenses ..............       50,132          9,581

    Decrease in other liabilities .............        6,844         12,408

                                                 -----------    -----------

     Net cash used in operating activities ....     (891,506)    (1,446,727)

                                                 -----------    -----------

Cash flows from investing activities:

 Increase in intangible assets ................     (149,582)       (44,554)

 Acquisition of equipment and leasehold

  improvements ................................       (4,969)      (114,820)

                                                 -----------    -----------

     Net cash used in investing activities ....     (154,551)      (159,374)

                                                 -----------    -----------

Cash flows from financing activities:

 Proceeds from notes payable ..................      250,000           -

 Common stock redemption ......................     (112,500)       (50,000)

 Proceeds from issuance of common stock              890,000      1,350,000

                                                 -----------    -----------

     Net cash provided by financing activities.    1,027,500      1,300,000

                                                 -----------    -----------

     Net change in cash and cash equivalents ..      (18,557)      (306,101)

Cash and cash equivalents:

 Beginning of year ............................       71,388        377,489

                                                 -----------    -----------

 End of year ..................................  $    52,831    $    71,388

                                                 ===========    ===========

Supplemental disclosure of cash flow information:

 Cash paid during the year for:

  Income taxes ................................  $      -       $      -

                                                 ===========    ===========

  Interest ....................................  $      -       $      -

                                                 ===========    ===========

Non-cash financing activities:

 Related party debt forgiven ..................  $      -       $   150,000

                                                 ===========    ===========

 Debt converter to common stock ...............  $   150,000    $      -

                                                 ===========    ===========

 Return of common stock .......................  $    37,500    $      -

                                                 ===========    ===========

See accompanying notes to consolidated financial statements.

BIOMEDICAL TECHNOLOGY SOLUTIONS, INC., AND SUBSIDIARIES

NOTES TO

CONSOLIDATED FINANCIAL STATEMENTS

Unless the context requires otherwise, "we," "us" or "our" refers to Biomedical Technology Solutions, Inc. and its subsidiary on a consolidated basis.

Note 1 - Nature of Business and Risk Management

We market the Demolizer[R] II System.   The Demolizer[R] II System is a tabletop device that converts infectious biomedical waste into non-biohazardous material.   The Demolizer[R] II System also includes components that have been upgraded to incorporate enhanced process controls, safety features, and integrated quality systems.   We earn revenue by selling or leasing our products to our customers. BMTS targets medical clinics, nursing homes, dentists, pharmacies, veterinarians, professional sports teams, colleges, and defense industries, which make up the estimated 1,000,000 low-medium volume infectious waste generators in the U.S.  Additionally, we are in development of a portable product suitable for use by in home care providers and individuals who require safe and convenient disposal of their personal biomedical waste.

Note 2 - Summary of Significant Accounting Policies

Principles of Consolidation:

The consolidated financial statements include the accounts of Biomedical Technology Solutions, Inc. and its wholly owned subsidiary, BMTS Leasing LLC. All significant intercompany accounts and transactions have been eliminated.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires us to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. For example, we make estimates of the amount of receivables we will collect, the useful lives of our assets, the number of products that will be returned under warranty and our income tax liabilities. Such estimates are based on historical trends and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could differ from our estimates.

Fair Value of Financial Instruments:

We value our financial instruments as required by Statement of Financial Accounting Standard (SFAS) No. 107, "Disclosures about Fair Value of Financial Instruments". The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The estimates presented herein are not necessarily indicative of amounts that the Company could realize in a current market exchange.

Our financial instruments primarily consist of cash and cash equivalents, accounts receivable, prepayments and deposits, short-term note payable, other payables and accrued liabilities.

As of the balance sheet date, the estimated fair values of the financial instruments were not materially different from their carrying values as presented due to the short term maturities of these instruments and that the interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective year ends.

Environmental Matters:

We do not have environmental liabilities recorded at December 31, 2007 nor are we aware of any issues that could initiate the need for environmental remediation.

Cash Equivalents and Short-Term Investments:

We consider all highly liquid investments with a maturity of less than three months when purchased to be cash equivalents. Short-term investments consist of certificates of deposit, which mature in less than one year.

Accounts Receivable:

Accounts receivable consist primarily of amounts due to us from our normal business activities. Accounts receivable balances are determined to be past due when the amount is overdue based on the contractual terms with the customer. We maintain an allowance for doubtful accounts to reflect the expected uncollectibility of accounts receivable based on past collection history and specific risks identified among uncollected accounts. Accounts receivable are written off against the allowance for doubtful accounts when we have determined that the receivable will not be collected and/or when the account has been referred to a third party collection agency. There was no bad debt expense for the years ended December 31, 2007 and 2006, respectively.  Past due accounts (more than 90 days) totalled $-0- at December 31, 2007.

Inventory Valuation:

Inventories are valued at cost, which is not in excess of current market prices and are maintained on the first-in-first-out method.

Property and Equipment:

Property and equipment are stated at cost. Depreciation and amortization, which include the depreciation of assets recorded under capital leases, are computed using the straight-line method over the estimated useful lives of the assets as follows:

     Leasehold improvements ................. 1.5 years

     Computer equipment .....................   3 years

     Office equipment .......................   3 years

     Furniture and fixtures .................   5 years

     Molds and tools ........................   5 years

Expenditure for repairs and maintenance is expensed as incurred. When assets are retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

Intangibles:

Indefinite lived intangibles are not amortized but are subject to an annual impairment test. According to Statement of Financial Accounting Standards ("SFAS") No. 142, other intangible assets will continue to be amortized over their useful lives. We have determined that our customer relationships have a useful life of four years based upon the type of customer. We have patent intangibles with a useful life of five years. We have determined that our permits, trademark and licenses have indefinite lives and accordingly, are not amortized.

Revenue Recognition:

Revenues from product sales are recognized at the time the goods are shipped to the ordering customer.

Revenues from leasing products are recognized under the Operating Method.   Under this method, we record each rental receipt as rental revenue.  We depreciate the leased product in the normal manner with depreciation expense of the period matched against the rental revenue.  The amount of revenue recognized in each accounting period is a level amount (straight-line basis) representing the time period in which our customer derives benefits from our product.  Revenues from leasing products were immaterial in 2007.  We had no revenues from leasing products in 2006.

In addition to the depreciation charge, we expense maintenance costs and the costs of any other services rendered under the lease as incurred.

Unearned revenues consisted of extended warranties collected in advance.  Following is a summary of extended warranties for the years ended December 31, 2007 and 2006:

                                                 Years Ended December 31,

                                                    2007         2006

                                                 ----------   ----------

     Beginning of year balance ................   $ 21,378     $  -

     Amount of cash received from customers....     19,339      20,580

     Amount of revenue recognized in earnings..    (12,495)        798

                                                  --------     -------

     End of year balance ......................   $ 28,222     $21,378

                                                  ========     =======

Stock-Based Compensation:

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 123R, Share-Based Payment ("SFAS No. 123R"). SFAS No. 123R is a revision of SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), and supersedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"), and its related implementation guidance.

On January 1, 2006, we adopted the provisions of SFAS No. 123R which requires the measurement and recognition of compensation expense for all stock-based payment awards made to our employees and directors. Under the fair value recognition provisions of SFAS No. 123R, stock-based compensation cost is measured at the grant date based on the value of the award and is recognized as expense over the vesting period.

Determining the fair value of stock-based awards at the grant date requires considerable judgment, including estimating the expected future volatility of our stock price, estimating the expected length of term of granted options and selecting the appropriate risk-free rate. Our expected volatility is based upon the historical experience of a selected peer group, as there is no established trading market for our stock. The expected term of the stock options is based upon its legal life. The risk-free interest rate assumption is based upon the average of the U.S. Treasury three and five-year yield rates. If factors change and we employ different assumptions, stock-based compensation expense may differ significantly from what we have recorded in the past.

Selected Operating Expenses:

Research and development costs are charged to earnings as incurred and were $93,322 and $206,066, respectively in 2007 and 2006.  Advertising expenses are charged to earnings as incurred and were $-0- and $395, respectively, in 2007 and 2006.

Income Taxes:

We maintained a full valuation allowance on our net deferred tax assets as of December 31 2007 and 2006. The valuation allowance was determined in accordance with the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, or SFAS No. 109, which requires an assessment of both positive and negative evidence when determining whether it is more likely than not that deferred tax assets are recoverable; such assessment is required on a jurisdiction by jurisdiction basis. Expected future losses represented sufficient negative evidence under SFAS No. 109 and accordingly, a full valuation allowance was recorded against deferred tax assets. We intend to maintain a full valuation allowance on the deferred tax assets until sufficient positive evidence exists to support reversal of the valuation allowance.  Deferred income tax liabilities and assets are determined based on the differences between the financial statement and income tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Loss per Common Share:

SFAS 128, Earnings per Share, requires presentation of "basic" and "diluted" earnings per share on the face of the statements of operations for all entities with complex capital structures. Basic earnings per share is computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted during the period.  Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.  At December 31, 2007, the Company has options outstanding that could be exercised representing a total of 625,000 additional shares.  All have been excluded from the weighted average share calculation because they would be anti-dilutive.

Related Parties:

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Segment Reporting:

SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information" establishes standards for reporting information about operating segments on a basis consistent with the Company's internal organization structure as well as information about geographical areas, business segments and major customers in the financial statements. The Company operates in one principal reportable segment in the United States.

New Accounting Standards:

In June 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109" ("FIN 48"). This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes." This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006, except for nonpublic and pass-through entities which will have to comply for periods that begin after December 15, 2007.  We are currently evaluating the impact of the adoption of FIN 48; however we do not expect that it will have a material impact on our consolidated financial statements.

In September 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 157, "Fair Value Measurements ("SFAS No. 157")." SFAS No. 157 defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. SFAS No. 157 requires companies to disclose the fair value of their financial instruments according to a fair value hierarchy as defined in the standard. Additionally, companies are required to provide enhanced disclosure regarding financial instruments, including a reconciliation of the beginning and ending balances separately for each major category of assets and liabilities. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We are currently evaluating the impact of the adoption of SFAS No. 157; however we do not expect that it will have a material impact on our consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS No. 159"). SFAS No. 159 permits entities to choose to measure, on an item-by-item basis, specified financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are required to be reported in earnings at each reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, the provisions of which are required to be applied prospectively. The Company believes that SFAS 159 should not have a material impact on the consolidated financial position or results of operations.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), "Business Combinations", or SFAS No. 141R. SFAS No. 141R will change the accounting for business combinations. Under SFAS No. 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141R will change the accounting treatment and disclosure for certain specific items in a business combination. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Accordingly, any business combinations the Company engages in will be recorded and disclosed following existing GAAP until January 1, 2009. The Company expects SFAS No. 141R will have an impact on accounting for business combinations once adopted but the effect is dependent upon acquisitions at that time. The Company is still assessing the impact of this pronouncement.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements--An Amendment of ARB No. 51, or SFAS No. 160". SFAS No. 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008. The Company believes that SFAS 160 should not have a material impact on the consolidated financial position or results of operations.

Note 3 - Related Party Transactions

In 2006, a principle shareholder forgave our promissory note totalling $150,000.  The promissory note was non-interest-bearing, was due on June 30, 2006 (or upon the successful offering of common stock-whichever came first) and was unsecured.  The debt forgiveness was treated as contributed capital.

In 2007, a shareholder converted a promissory note, totalling $150,000, into 100,000 shares of our common stock.  No gain or loss was recorded on the transaction.

Note 4 - Balance Sheet Details

Inventory:  Inventory consisted of the following classifications as of December 31, 2007 and 2006:

                                               December 31,

                                          --------------------

                                            2007        2006

                                          --------    --------

     Raw materials .....................  $263,663    $280,998

     Work-in-process ...................    15,900      15,538

     Finished goods ....................    51,364      67,887

                                          --------    --------

                                          $330,927    $364,423

                                          ========    ========

Property and equipment:  Listed below are the major classes of property and equipment as of December 31, 2007 and 2006:

                                               December 31,

                                          --------------------

                                            2007        2006

                                          --------    --------

     Equipment leased to customers .....  $ 17,871    $   -

     Computer equipment ................    36,039      36,039

     Office equipment ..................    20,366      19,745

     Furniture and fixtures ............     9,474       9,474

     Molds and tools ...................    66,428      63,368

     Computer software .................    22,434      22,434

     Leasehold improvements ............     5,524       5,524

                                          --------    --------

                                           178,136     156,584

     Less: accumulated depreciation ....   (89,317)    (37,733)

                                          --------    --------

                                          $ 88,819    $118,851

                                          ========    ========

Depreciation expense was $44,750 and $36,383, respectively, for the years ended December 31, 2007 and 2006.

Intangibles:

In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets". Under SFAS 142, goodwill and other indefinite lived intangibles are no longer amortized and are subject to an annual impairment test, or to more frequent testing if circumstances indicate that they may be impaired. In 2007 and 2006 we performed our annual impairment evaluations and determined that there was no impairment. At December 31, 2007 and 2006, we had $140,797 and $115,490, respectively, of indefinite lived intangibles that consist of trademarks and environmental licenses and permits for which we performed an annual impairment test, and determined there was no impairment.   In accordance with SFAS 142, other intangible assets will continue to be amortized over their useful lives.

During the years ended December 31, 2007 and 2006, we recorded legal and other incidental costs totalling $113,067 and $34,064, respectively, in connection with our Demolizer II patent with an amortization period of five years. In 2007, we assigned $25,307 to trademarks with indefinite lives.  In 2006, we assigned $15,000 to customer relationships with an amortization period of four years, $105,000 to licenses and permits with indefinite lives, and $10,490 to trademarks with indefinite lives.

As of December 31, 2007 and 2006, the carrying values of our major types of intangible assets are as follows:

                                        December 31,       Weighted Avg.

                                     -------------------   Amortization

                                       2007       2006     Period (Yrs)

                                     --------   --------   ------------

     Limited-life Intangibles

Patent ...........................   $177,131   $ 64,064

Customer list ....................     15,000     15,000       4.0

                                     --------   --------

                                      192,131     79,064       5.0

Less: accumulated amortization ...    (45,852)   (18,031)

                                     --------   --------

                                      146,279     61,033

     Indefinite-life Intangibles

Trademark ........................   $ 35,797   $ 10,490       n/a

Licenses and permits .............    105,000    105,000       n/a

                                     --------   --------

                                      140,797    115,490

                                     --------   --------

                                     $287,076   $176,523

                                     ========   ========

Amortization expense was $29,280 and $11,774 for the years ended December 31, 2007 and 2006, respectively.

Accrued Liabilities:  Accrued liabilities consisted of the following accounts as of December 31, 2007 and 2006:

                                             December 31,

                                          -----------------

                                            2007     2006

                                          -------   -------

     Accrued payroll ...................  $59,713   $ 9,581

     Accrued interest payable ..........     -        3,781

                                          -------   -------

                                          $59,713   $13,362

                                          =======   =======

Note Payable:

At December 31, 2007 we were obligated under the terms of a promissory note, primarily issued for working capital, in the amount of $100,000. The promissory note is unsecured and carries an interest rate of 12 percent. The note matures on March 7, 2008.  The weighted average interest rate on short-term obligations outstanding as of December 31, 2007 was 12 percent.  The average dollar amount of the borrowings in 2007 and 2006 was $175,000 and $0, respectively and interest expense on short-term borrowings was $3,800 and $0 for 2007 and 2006, respectively.

Note 5 - Selling, General and Administrative Expenses

Selling, general and administrative expenses consisted of the following components as of December 31, 2007 and 2006:

                                                December 31,

                                          -----------------------

                                             2007         2006

                                          ----------   ----------

     Selling ..........................   $  215,529   $  183,315

     General office ...................      764,376      798,638

     Depreciation and amortization ....       74,030       48,157

     Travel ...........................       43,333       22,801

     Other ............................      311,466       83,169

                                          ----------   ----------

                                          $1,408,734   $1,136,080

                                          ==========   ==========

Note 6 - Income Taxes

A reconciliation of the income tax provision computed at the federal statutory rate to the effective tax rate for the years ended December 31, are as follows:

                                              Years Ended December 31,

                                              -----------------------

                                                 2007         2006

                                              ----------   ----------

  U.S. statutory federal rate, graduated ...    34.00%       34.00%

  State income tax rate, net of federal ....     4.63%        4.63%

  Depreciation .............................     1.33%        1.02%

  Net operating loss (NOL) for which no

   tax benefit is currently available ......   -39.96%      -39.65%

                                               -------      -------

                                                 0.00%        0.00%

                                               =======      =======

The types of temporary differences between the tax basis of assets and their financial reporting amounts that give rise to a significant portion of the deferred assets and liabilities are as follows:

                                                December 31,

                                          -----------------------

                                             2007         2006

                                          ----------   ----------

     Current ...........................    $ 793        $ 134

     Long-term .........................      -            -

                                            -----        -----

                                            $ 793        $ 134

                                            =====        =====

                           December 31, 2007     December 31, 2006

                          -------------------   -------------------

                          Temporary     Tax     Temporary     Tax

                          Difference   Effect   Difference   Effect

                          ----------   ------   ----------   ------

Deferred Assets:

 Depreciation .........    $ 4,041     $ 793      $ 682      $ 134

                           =======     =====      =====      =====

The net change in the valuation allowance as of December 31, 2007 and 2006 was $659 and $(4,838), respectively.

At December 31, 2007 and 2006, the Company had a tax loss of $1,018,422 and $1,164,836, respectively. As of December 31, 2007 and December 31, 2006 the Company has fully allowed for these losses in the valuation allowance. The valuation allowance offset the net deferred tax asset for which there is no assurance of recovery.  The net operating loss carry forward will expire in 2026 and 2027 respectively. Cash payments for income taxes were $-0- and $-0- for the years ended December 31, 2007 and 2006, respectively.

We are currently evaluating the impact of the adoption of FIN 48; however we do not expect that it will have a material impact on our consolidated financial statements.

Note 7 - Shareholders' Equity

Preferred Stock:

We are authorized to issue 10,000,000 shares of no par value preferred stock. The Company's Articles of Incorporation authorize the Company's Board of Directors to establish the number of preferred shares to be included in each series and to fix the designation and relative powers, including voting powers, preferences, relative participating, optional and other rights, qualifications, limitations and restrictions of each series. There were no shares of preferred stock issued or outstanding at December 31, 2007 and 2006.

Private Common Stock Offerings:

In January 2005, BMTS commenced an offering of shares of its common stock on a "best efforts" basis at an offering price of $1.00 per share.  The Company closed the offering in October 2006.  BMTS sold 1,350,000 shares of common stock for proceeds of $1,350,000 in 2006.

In February 2007, BMTS commenced an offering of shares of its common stock on a "best efforts" basis at an offering price of $2.00 per share.  The Company sold 445,000 shares of common stock for proceeds of $890,000 during 2007.

Stock Based Compensation Expense:

Stock-based compensation was related solely to stock options that vested during 2007 and 2006.  During the year ended December 31, 2007 and 2006, we recognized compensation expense of $266,809 and $50,123, respectively, for stock options which is reflected in the consolidated statements of operations.  The following table presents details of the total stock-based compensation expense resulting from stock option awards included in the consolidated statements of income:

                                          Years Ended December 31,

                                          ------------------------

                                             2007          2006

                                           ---------     --------

   Selling, general and administrative

    expense .............................  $ 266,809     $ 50,123

                                           ---------     --------

   Effect on pre-tax loss ...............    266,809       50,123

   Tax effect of stock-based compensation

    expense .............................       -            -

                                           ---------     --------

   Effect on net loss ...................  $ 266,809     $ 50,123

                                           =========     ========

As of December 31, 2007, there was $10,293 of total unrecognized compensation expense, related to non-vested option awards, which is expected to be recognized over a period of approximately two years.

Stock Options:

Options granted to officers and employees in 2007 and 2006 vested in from one to three years. Our stock option policy is as follows: (1) the exercise price per share of an option granted may not be less than the closing price of a share of our common stock on the date of grant. (2) The maximum term of an option granted may not exceed 7 years. (3) An option may be exercised only when it is vested and, in the case of an option granted to an employee (including an officer), only while he or she remains an employee and for a limited period following the termination of his or her employment. (4) New shares are issued upon exercise of stock options.

Option activity for the year ended December 31, 2007 is summarized as follows:

                                     Weighted      Weighted

                                     Average       Average

                                     Exercise     Remaining    Aggregate

                         Number of     Price     Contractual   Intrinsic

                           Shares    Per Share       Life        Value

                         ---------   ---------   -----------   ---------

Outstanding at

 January 1, 2006 .....        -       $  -           N/A

Granted ..............     700,000    $ 1.00      5.85 years

Exercised ............        -          -           N/A

Cancelled/Expired ....        -          -           N/A

                         ---------    ------      ----------

Outstanding at

 December 31, 2006 ...     700,000    $ 1.00      5.85 years     $  -

Granted ..............     325,000    $ 1.00      5.85 years        -

Exercised ............        -          -           N/A

Cancelled/Expired ....        -          -           N/A

                         ---------    ------      -----------    ------

Outstanding at

 December 31, 2007 ...   1,025,000    $ 1.00      5.85 years     $  -

                         =========    ======      ===========    ======

Exercisable at

 December 31, 2007         650,000    $ 1.00      5.77 years     $  -

                         =========    ======      ===========    ======

The grant-date fair value of options granted during the years ended December 31, 2007 and 2006 were $104,325 and $222,900, respectively.  The total intrinsic value of options exercised during the years ended December 31, 2007 and 2006 were $-0- and $-0-, respectively.

Outstanding options at December 31, 2007 had a weighted average remaining contractual life of 5.85 years with an aggregate intrinsic value of $-0-. Exercisable options at December 31, 2007 had a weighted average remaining contractual life of 5.77 years with an aggregate intrinsic value of $-0-.

Compensation expense for all stock-based compensation awards granted in 2007 and 2006 was valued using the Black-Scholes option pricing model.  The share prices used in the calculations were determined by our Board of Directors based on contemporaneous sales of common stock to unrelated third-parties. The expected term of options granted was estimated by management and is within the safe-harbor provisions of the SEC. The expected volatility of our share price is based upon the market prices of a peer group of companies. The expected dividend yield is zero. The risk-free interest rate is based on the average of the U.S. Treasury T-Bills and 1-year yield rates.

Assumptions used in the Black-Scholes model are presented below:

     Risk-free interest rate ...............    4.81%   to   5.03%

     Dividend yield ........................    0.00%

     Volatility factor .....................   31.00%

     Weighted average expected life ........   4 years

Common Stock Redemptions and Cancellation:

Pursuant to an agreement dated September 13, 2006, the Company has the right (but not the obligation) to re-purchase up to 500,000 of the shares of common stock then held by a principal shareholder, at $1.00 per share through December 31, 2008 and 300,000 shares of common stock at $2.00 per through December 31, 2009.  Through December 31, 2007, the Company has repurchased 162,500 shares of its common stock from the principal shareholder for $162,500.

In addition, the principal shareholder voluntarily returned 37,500 shares of the Company's common stock to the Company in 2007.  All returned shares have been cancelled and returned to unissued status.  There were no treasury shares outstanding as of December 31, 2007.

Note 8 - Lease Commitments

We lease office and warehouse space under operating lease agreements, which expire at various dates over the next year. The leases for most of the properties contain renewal provisions.

Minimum future rental payments under non-cancelable operating leases that have initial or remaining terms in excess of one year as of December 31, 2007 for each of the next five years and in the aggregate are as follows:

     Year ending December 31,

     2008 ..................................  $ 85,140

     2009 ..................................    20,678

                                              --------

                                              $105,818

                                              ========

Rent expense for 2007 and 2006 was $120,485 and $98,664, respectively.

Note 9 - Concentrations and Credit Risk:

Our sales are concentrated in the medical waste disposal industry, which is highly competitive and rapidly changing. Significant technological changes in the industry, changes in customer requirements, changes in product costs and selling prices, or the emergence of competitor products with new features, capabilities, or technologies could adversely affect our operating results.

Our revenue is concentrated in the Demolizer[R] II System, consumable sharps and red bag waste collectors, replacement filter cartridges, and ancillary small supplies such as carts, labels, wall mounting brackets, etc.

Financial instruments, which potentially subject us to concentrations of credit risk, consist principally of accounts receivable.  Credit risk on trade receivables is minimized as a result of the large size of our customer base.  No single customer represents greater than 15 percent of total accounts receivable.  We perform ongoing credit evaluation of our customers and maintain allowances for potential credit losses.

We currently outsource the manufacture of our Demolizer[R] II Systems, an integral component of our product line, and electronic subsystems to one company, Technology Driven Products, Inc. (TDPI) of Loveland, CO. We are dependent on TDPI to assemble and test our products. Failure by TDPI to satisfy our requirements on a timely basis at competitive prices and in sufficient quantities could cause us to suffer manufacturing delays, a possible loss of revenues, or higher than anticipated costs of revenues, any of which could have a severe adverse affect on our operating results.

The Resource Conservation and Recovery Act of 1976, as amended, requires the EPA to develop and evaluate environmentally sound methods for management of solid waste.  In addition, the Act requires EPA to establish a "cradle-to-grave" management system for solid wastes that are identified as hazardous.  Infectious medical waste falls within this category.

OSHA regulations have also been established to limit on-the-job exposure to blood and potentially infectious materials that could result in transmission of blood borne pathogens and lead to disease or death.  Failure to comply with OSHA regulations can result in fines of up to $70,000 based on criteria outlined in the OSHA instructions CPL 2.45B CH-4.

BIOMEDICAL TECHNOLOGY SOLUTIONS, INC.

1.  Unaudited Condensed Consolidated Balance Sheet at June 30, 2008

2.  Condensed Consolidated Statements of Operations for the Six Month Ended

    June 30, 2008 and 2007

3.  Condensed Consolidated Statements of Cash Flows for the Six Month

    Ended June 30, 2008 and 2007

4.  Notes To Unaudited Condensed Consolidated Financial Statements

BIOMEDICAL TECHNOLOGY SOLUTIONS, INC.
Unaudited Condensed Consolidated Balance Sheet
June 30, 2008

Assets	2008

Current assets:
Cash	$ 375,792
Accounts receivable, net of allowance for doubtful accounts	85,415
Inventory	188,606
Prepaid expenses	30,372
Total current assets	680,186

Property and equipment, net of accumulated depreciation	84,068

Intangible assets, net of accumulated amortization	283,964
Other, net	5,000
$ 1,053,218

Liabilities and shareholders' (deficit)

Current liabilities:
Notes payable	$ 230,000
Accounts payable	96,662
Accrued payroll and other liabilities	126,667
Deferred income	21,616
Total current liabilities	474,945

Shareholders' (deficit):
Common stock, no par value,
40,000,000 shares authorized,
26,262,654 shares issued and outstanding	3,277,500
Additional paid in capital	494,559
Accumulated deficit	(3,193,786)
578,273
$ 1,053,218

See accompanying notes to condensed consolidated financial statements.

BIOMEDICAL TECHNOLOGY SOLUTIONS, INC.
Condensed Consolidated Statements of Operations
Six Months Ended June 30, 2008 and 2007

	2008	2007

Net sales	$ 675,142	$ 131,728
Cost of sales	214,944	59,041
Gross profit	460,198	72,687

Other costs and expenses:
Selling, general and administrative	775,841	727,446
Research and development expenses	31,979	75,252
Total operating expenses	807,820	802,698
Loss before non-operating income and expense
and income taxes	(347,622)	(730,010)

Other income and (expense):
Other Income	498	5,282
Interest expense	(11,956)	(4,594)
	(11,458)	688
Net loss before income taxes	(359,080)	(729,323)
Income tax provision	-___	-___

Net loss	$ (359,080)	$ (729,323)

Basic and diluted loss per share	$ (0.01)	$ (0.03)

Weighted average common shares outstanding	26,056,700	25,059,645

See accompanying notes to condensed consolidated financial statements.

BIOMEDICAL TECHNOLOGY SOLUTIONS, INC.
Condensed Consolidated Statements of Cash Flows
Six Months Ended June 30, 2008 and 2007

	2008	2007

Net cash (used in)
operating activities	$ (175,689)	(540,639)

Cash flows from investing activities:
Increase in intangible assets	(17,114)	(61,234)
Acquisition of property and equipment	(14,235)	(621)
Net cash (used in)
investing activities	(31,349)	(61,855)

Cash flows from financing activities:
Proceeds from sale of common stock	475,000	800,000
Common stock redemption	(75,000)	(75,000)
Proceeds from notes payable	130,000	-
Net cash provided by
financing activities	530,000	725,000

Increase (decrease) in cash	322,961	122,506
Cash and cash equivalents,
beginning of period	52,831	71,388
Cash and cash equivalents,
end of period	$ 375,792	$ 193,894

See accompanying notes to condensed consolidated financial statements.

          BIOMEDICAL TECHNOLOGY SOLUTIONS, INC. AND SUBSIDIARIES

       NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (Unaudited)

Unless the context requires otherwise, "we," "us" or "our" refers to

Biomedical Technology Solutions, Inc. and its subsidiary on a consolidated basis.

Note 1 - Basis of Presentation of Interim Period

The accompanying unaudited financial statements of the Company at March 31, 2008 and 2007 have been prepared in accordance with generally accepted accounting principles ("GAAP") for interim financial statements, instructions to Form 10-Q, and Regulation S-X. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. These condensed financial statements should be read in conjunction with the financial statements and notes thereto included in elsewhere in this Proxy Statement. In management's opinion, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation to make the

Company's financial statements not misleading have been included. The results of operations for the periods ended June 30, 2008 and 2007 presented are not necessarily indicative of the results to be expected for the full year.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Fair Value

In September 2006, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 157, "Fair Value Measurement" ("SFAS 157"). This statement defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosure about fair value measurements. This statement is effective for financial statements for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company adopted SFAS 157 on January 1, 2008. Adoption of this statement did not have a material impact on the financial statements of the Company.

Recapitalization and Stock Split

In August 2008, the Company completed a reverse merger with CET Services, Inc. In connection therewith, the Company reallocated its outstanding common stock whereby each pre merger share of common stock will be cancelled and reissued in the amount of approximately 2.91 shares.  All share and per share amounts included herein have been adjusted to reflect the reallocation of shares.

Recent Pronouncements

The Company has reviewed all recently issued, but not yet effective,

accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” ("SFAS No. 162"). This statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements in conformity with generally accepted accounting principles (GAAP) in the United States. This statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The Company does not expect the adoption of SFAS No. 162 to have a material effect on the financial condition or results of operations of the Company.

Also in May 2008, the FASB issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts--an interpretation of FASB Statement No. 60" ("SFAS No. 163"). SFAS No. 163 interprets Statement 60 and amends existing accounting pronouncements to clarify their application to the financial guarantee insurance contracts included within the scope of that Statement. SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009. The Company is currently evaluating the impact of SFAS No. 163 on its financial statements but does not expect it to have an effect on the Company's financial position, results of operations or cash flows.

In May 2008, the FASB issued FSP APB 14-1, "Accounting for Convertible Debt Instruments that may be Settled in Cash upon Conversion (Including Partial Cash Settlement)" ("FSP APB 14-1"). FSP APB 14-1 applies to convertible debt securities that, upon conversion, may be settled by the issuer fully or partially in cash. FSP APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP APB 14-1 is effective for financial statements issued for fiscal years after December 15, 2008, and must be applied on a retrospective basis. Early adoption is not permitted. The Company is assessing the potential impact of this FSP on the convertible debt issuances.

In June 2008, the FASB issued FASB Staff Position ("FSP") EITF 03-6-1, "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities" ("FSP EITF 03-6-1"). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the earnings allocation in computing earnings per share under the two-class method as described in SFAS No. 128, Earnings per Share. Under the guidance of FSP EITF 03-6-1, unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings-per-share pursuant to the two-class method. FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008 and all prior-period earnings per share data presented shall be adjusted retrospectively. Early application is not permitted. The Company believes that FSP EITF 03-6-1 should not have a material impact on the consolidated financial position or results of operations.

In June 2008, the FASB ratified EITF No. 07-5, "Determining Whether an Instrument (or an Embedded Feature) is Indexed to an Entity's Own Stock" ("EITF 07-5"). EITF 07-5 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument's contingent exercise and settlement provisions. EITF 07-5 is effective for financial statements issued for fiscal years beginning after December 15, 2008. Early application is not permitted. The Company is assessing the potential impact of this EITF 07-5 on the financial condition and results of operations.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("SFAS 161"). SFAS 161 requires companies with derivative instruments to disclose information that should enable financial-statement users to understand how and why a company uses derivative instruments, how derivative instruments and related hedged items are accounted for under FASB Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities" and how derivative instruments and related hedged items affect a company's financial position, financial performance and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's future financial position or results of operations.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), "Business Combinations" ("SFAS 141R"). SFAS 141R will change the accounting for business combinations. Under SFAS 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS 141R will change the accounting treatment and disclosure for certain specific items in a business combination. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

Accordingly, any business combinations we engage in will be recorded and disclosed following existing GAAP until January 1, 2009. The Company expects SFAS 141R will have an impact on accounting for business combinations once adopted but the effect is dependent upon acquisitions at that time. The Company is still assessing the impact of this pronouncement.

In December 2007, the FASB issued SFAS No. 160, "Non-controlling Interests in Consolidated Financial Statements-An Amendment of ARB No. 51" ("SFAS 160"). SFAS 160 establishes new accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 is effective for fiscal years beginning on or after December 15, 2008. The Company believes that SFAS 160 should not have a material impact on our financial position or results of operations.

Note 2 - Income Taxes

The Company accounts for income taxes in interim periods as required by Accounting Principles Board Opinion No. 28, "Interim Financial Reporting" and as interpreted by FASB Interpretation No. 18, "Accounting for Income Taxes in Interim Periods." The Company has determined an estimated annual effective tax rate. The rate will be revised, if necessary, as of the end of each successive interim period during the Company's fiscal year to the Company's best current estimate.

Note 3 - Related Party Transactions

In January 2007, a shareholder converted a promissory note, totaling

$150,000, into 290,757 shares of our common stock.  No gain or loss was recorded on the transaction.

Note 4 - Note Payable

At June 30, 2008 we were obligated under the terms of promissory notes, primarily issued for working capital, in the amount of $230,000. The promissory notes are unsecured and carry an interest rate of 12 percent. The notes mature on from June 1 through June 30, 2008 and are convertible into common stock of the Company at the option of the holder at a rate equal to the fair value of the stock when the conversion option is exercised.  The weighted average interest rate on short-term obligations outstanding as of June 30, 2008 was 12 percent.  Interest expense on short-term borrowings was $11,956 for the six months ended June 30, 2008.

Note 5 - Shareholders' Equity

Private Common Stock Offering:

In February 2007, BMTS commenced an offering of shares of its common stock on a "best efforts" basis at an offering price of $.68 per share.  The Company sold 690,549 shares of common stock for proceeds of $475,000 during the six months ended June 30, 2008.  During the six months ended June 30, 2007, we raised an aggregate of $800,000 from the sale of 1,235,719 shares of common stock at $.51 to $.68 per share.

Stock Based Compensation Expense:

Stock-based compensation was related solely to stock options that vested during 2007 and 2008.  During the six months ended June 30, 2008 and 2007, we recognized compensation expense of $19,863  and $133,404, respectively, for stock options which is reflected in the consolidated statements of operations.  As of June 30, 2008, there was $52,943 of total unrecognized compensation expense, related to non-vested option awards, which is expected to be recognized over a period of approximately two years.

Stock Options:

Option activity for the ended six months June 30, 2008 is summarized as follows:

                                                Weighted

                                   Weighted     Average

                                   Average     Remaining        Aggregate

                                   Exercise    Contractual      Intrinsic

                        Options    Price      Term (in years)     Value

                       ---------   --------   ---------------   ----------

Outstanding January 1,

 2008                  2,980,262   $   .34         5.85           $ -

Granted                  247,144   $   .68         6.67           =====

Exercised                      0       -            -

Cancelled                      0       -            -

                       ---------                                  -----

Outstanding June 30,

 2008                  3,277,406   $   .37         5.45           $ -

                       =========                                  =====

Exercisable June 30,

 2008                  2,791,270   $   .34         5.45           $ -

                       =========                                  =====

Common Stock Redemptions and Cancellation:

Pursuant to an agreement dated September 13, 2006, the Company has the right (but not the obligation) to re-purchase up to 1,453,787 of the shares of common stock then held by a principal shareholder, at $.34 per share through December 31, 2008 and 872,272 shares of common stock at $.68 per through December 31, 2009.  In each six month period ended June 30, 2008 and 2007 the Company repurchased 218,068 shares of its common stock from the principal shareholder for $75,000.  Through June 30, 2008, the Company has repurchased an aggregate of 799,583 common shares.

BIOMEDICAL TECHNOLOGY SOLUTIONS HOLDINGS, INC.

1.  Unaudited Pro Forma Balance Sheet as at December 31, 2007

2.  Unaudited Pro Forma Income Statement for the Period Ended

    December 31, 2007

3.  Unaudited Pro Forma Balance Sheet As At June 30, 2008

4.  Unaudited Pro Forma Income Statement For the Six Months

    Ended June 30, 2008

5.  Notes to Unaudited Pro Forma Financial Information

UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined statement of operations of Biomedical Technology Solutions, Inc. (BMTS) gives effect to the merger of BMTS and CET Services, Inc. (CET) which was consummated on August 21, 2008  as if such transaction occurred at the beginning of the periods presented.  The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2008 is derived from the unaudited financial statements of BMTS and CET.

     The unaudited pro forma condensed combined balance sheet at June 30, 2008 gives effect to the merger of BMTS and CET as if such transaction occurred on June 30, 2008.  The unaudited pro forma condensed combined balance sheet is derived from the historical balance sheet of BMTS and CET as of June 30, 2008.

     The unaudited pro forma condensed combined financial data do not reflect the effects of any anticipated changes to be made by BMTS in its operations from the historical  operations,  are presented for  informational purposes only and should not be construed to be  indicating  (i) the results of operations or the financial  position of BMTS that  actually  would have occurred had the proposed merger  been  consummated  as of the  dates indicated  or (ii) the  results  of operation or the financial position of BMTS in the future.

     The merger is accounted for as a reverse merger.

     This unaudited pro forma condensed consolidated financial information and notes thereto should be read in conjunction with our historical financial statements and the related notes thereto and the historical audited and unaudited financial statements of BMTS included under Item 9.01(a) of this Current Report on Form 8-K and filed herewith.

                      BIOMEDICAL TECHNOLOGY SOLUTIONS, INC.

                          Successor to CET Services, Inc.

                        Unaudited Pro Forma Balance Sheet

                             As At December 31, 2007

                                BMTS           CET       Adjustments       Pro Forma

                             -----------   -----------   -----------      -----------

Current Assets

 Cash                        $    52,831   $   229,179   $   645,821      $   927,831

 Accounts Receivable              32,186        83,428       (83,428)          32,186

 Inventory                       330,927          -                           330,927

 Real estate inventories            -        3,269,230    (2,715,325) 1       553,905

 Prepaid Expenses                 24,210        17,392       (17,392)          24,210

 Fixed assets, net                88,819          -                            88,819

 Investment in LLC                  -          297,110      (297,110)               0

 Deposits                           -           88,114        (3,114) 1        85,000

 Intangible assets               287,076          -                           287,076

 Other Assets                      5,000          -             -               5,000

                             -----------   -----------   -----------      -----------

Total Assets                 $   821,049   $ 3,984,453   $(2,470,548)     $ 2,334,954

                             ===========   ===========   ===========      ===========

     Liabilities and Shareholder's Equity

Current liabilities

 Accounts payable and

  accrued expenses               123,388       168,136      (168,136) 1       123,388

 Retainage payable                  -           65,895       (65,895) 1             0

 Accrued liabilities              59,713          -                            59,713

 Accrued construction expense       -          235,591      (235,591) 1             0

 Construction loan                  -          937,810      (937,810) 1             0

 Notes payable-current portion   100,000          -                           100,000

 Deferred revenue                 28,222          -                            28,222

 Notes payable-long term            -          471,495      (471,495) 1             0

                             -----------   -----------   -----------      -----------

Total liabilities                311,323     1,878,927          -             311,323

Shareholder's equity (deficit)

 Common stock (Pro-forma

  25,790,173 shares issued

  and outstanding)             2,877,500     8,331,007    (6,817,102) 1     4,391,405

 Additional paid in capital      466,932       107,785      (107,785) 1       466,932

 Retained earnings (deficit)  (2,834,706)   (6,333,266)    6,333,266  1    (2,834,706)

                             -----------   -----------   -----------      -----------

Total shareholder's equity       509,726     2,105,526      (591,621)       2,023,631

                             -----------   -----------   -----------      -----------

Total liabilties and

 shareholder's equity        $   821,049   $ 3,984,453   $(2,470,548)     $ 2,334,954

                             ===========   ===========   ===========      ==========

                      BIOMEDICAL TECHNOLOGY SOLUTIONS, INC.

                         Successor to CET Services, Inc.

                       Unaudited Pro Forma Income Statement

                      For the Period Ended December 31, 2007

                                BMTS           CET       Adjustments       Pro Forma

                             -----------   -----------   -----------      -----------

Revenues                     $   326,935   $ 2,102,670   $(2,102,670)     $   326,935

Cost of Sales                    154,498     2,819,475    (2,819,475)         154,498

                             -----------   -----------                    -----------

Gross Margin                     172,437      (716,805)                       172,437

Operating expenses                                                                  0

General and administrative

 expenses                      1,502,056       704,559      (689,359)       1,517,256

                             -----------   -----------                    -----------

Operating income (loss)       (1,329,619)   (1,421,364)                    (1,344,819)

Other income (expense)

 Interest Expense                 (8,375)       (9,430)        9,430           (8,375)

 Interest Income                   4,847        18,341        16,659           39,847

 Other income (expense) net        2,000       147,893      (147,893)           2,000

                             -----------   -----------                    -----------

Net other income (expense)        (1,528)      156,804                         33,472

                             -----------   -----------                    -----------

Net (loss)                   $(1,331,147)  $(1,264,560)                   $(1,311,347)

                             ===========   ===========                    ===========

Earnings per share - primary

 and fully diluted                                                        $     (0.02)

                                                                          ===========

BIOMEDICAL TECHNOLOGY SOLUTIONS, INC.

Successor to CET Services, Inc.

Unaudited Pro Forma Balance Sheet

As At June 30, 2008

     Assets                     BMTS           CET       Adjustments       Pro Forma

                             -----------   -----------   -----------      -----------

Current Assets

 Cash                        $   375,792   $   333,242   $   541,758  1   $ 1,250,792

 Accounts Receivable              85,415        21,119       124,881  1       231,415

 Inventory                       188,606          -             -             188,606

 Real estate inventories            -        1,664,090    (1,048,090) 1       616,000

 Prepaid Expenses                 30,372         8,217        (8,217)          30,372

 Fixed assets, net                84,068         -                             84,068

 Investment in LLC                  -          318,963      (318,963)            -

 Deposits                           -           14,123       (14,123)            -

 Intangible assets               283,964          -                           283,964

 Other Assets                      5,000          -                             5,000

                             -----------   -----------   -----------      -----------

Total Assets                   1,053,217     2,359,754      (722,754)       2,690,217

                             ===========   ===========   ===========      ===========

     Liabilities and Shareholders’ Equity

Current liabilities

 Accounts payable                 96,661        31,807       (31,807) 1        96,661

 Accrued liabilities             126,667         6,515        (6,515)         126,667

 Notes payable-current portion   230,000          -             -             230,000

 Deferred revenue                 21,616          -             -              21,616

 Notes payable-long term            -          471,495                        471,495

                             -----------   -----------   -----------      -----------

Total liabilities                474,944       509,817       (38,322)         946,439

                             -----------   -----------   -----------      -----------

     Shareholders’ equity (deficit)

Common stock (Pro-forma

 26,262,654 shares issued

 and outstanding)              3,277,500     8,331,007    (7,165,603) 1     4,443,005

Additional paid in capital       494,559       112,662      (112,662) 1       494,559

Retained earnings (deficit)   (3,193,786)   (6,593,732)    6,593,732  1    (3,193,786)

                             -----------   -----------   -----------      -----------

Total shareholders’ equity       578,273     1,849,937      (684,432)       1,743,778

                             -----------   -----------   -----------      -----------

Total liabilities and

 Shareholders’ equity        $ 1,053,217   $ 2,359,754   $  (761,076)     $ 2,690,217

                             ===========   ===========   ===========      ===========

BIOMEDICAL TECHNOLOGY SOLUTIONS, INC.

Successor to CET Services, Inc.

Unaudited Pro Forma Income Statement

For the Six Months Ended June 30, 2008

                                BMTS           CET       Adjustments       Pro Forma

                             -----------   -----------   -----------      -----------

Revenues                     $   675,142   $ 1,894,431    (1,894,431)     $   675,142

Cost of Sales                    214,944     1,965,596    (1,965,596)         214,944

                             -----------   -----------   -----------      -----------

Gross Margin                     460,198       (71,165)      71,165)         460,198

Operating expenses

General and administrative

 expenses                        807,821       184,908      (184,908)         807,821

                             -----------   -----------   -----------      -----------

Operating income (loss)         (347,623)     (256,073)      256,073         (347,623)

Other income (expense)

 Interest Expense                (11,956)       (3,593)        3,593          (11,956)

 Interest Income                    -                0         9,800            9,800

 Other income (expense) net          499          (800)          800              499

                             -----------   -----------   -----------      -----------

Net other income (expense)       (11,457)       (4,393)       14,193           (1,657)

                             -----------   -----------   -----------      -----------

Net (loss)                   $  (359,080)  $  (260,466)  $   199,101      $  (349,280)

                             ===========   ===========   ===========      ===========

Earnings per share -

 primary and fully diluted                                                $      (.01)

                                                                          ===========

BIOMEDICAL TECHNOLOGY SOLUTIONS, INC.

Successor to CET Services, Inc.

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

(1)  On August 21 2008, BMTS and CET consummated a definitive agreement and plan of merger (the "Agreement") providing for the merger of CET with and into BMTS. Under the terms of the Agreement, the holders of BMTS Common Stock received, pro rata, 78,133,757 shares of CET Common Stock.  Accordingly, the pro forma condensed combined financial statements as of June 30, 2008 give effect to the issuance of 78,133,757 CET common shares and are based upon the merger with CET being accounted for as a reorganization of BMTS using the existing corporate structure of CET. The merger is accounted for as a reverse merger whereby BMTS is the continuing entity.  In accordance with the terms of the merger, BMTS received cash in the amount of $875,000 and two property parcels in Colorado with a fair value aggregating approximately $553,905.  All other assets and liabilities as of the merger date were sold to a former control person of CET for a combination of cash and promissory note.

(2)  The pro forma condensed combined statements of operations gives effect to the merger of BMTS with CET as if the merger occurred at the beginning of the periods presented.  Interest income has been adjusted to reflect additional cash of $875,000.

(3)  The pro forma weighted average shares outstanding for basic earnings (loss) per share is based upon reverse merger accounting and gives effect as if 5,626,989 shares of BMTS stock were issued to acquire the residual CET assets.